Press release 06.28.2017 Federal Reserve does not object to capital plan BBVA Compass announces response to 2017 CCAR capital plan  Fourth consecutive year BBVA Compass has received no-objection response  Capital actions include common dividends of $200 million, subject to board approval BBVA Compass Bancshares, Inc., a Sunbelt-based bank holding company (BBVA Compass), announced today that the Board of Governors of the Federal Reserve System (Federal Reserve) did not object to its capital plan and capital actions proposed in the capital plan. BBVA Compass’ capital plan includes common dividends of $200 million during the covered period, subject to approval by BBVA Compass’ board of directors. “For the fourth consecutive year the Federal Reserve did not object to our proposed capital plan and the actions proposed in the plan,” said Onur Genç, president and CEO of BBVA Compass. “The results of the stress tests and review of our capital management process are a testament to the strength of our bank, our strong capital position and the disciplined approach we take to managing our risk profile.” BBVA Compass submitted its capital plan, which was approved by its board of directors, to the Federal Reserve in April 2017 as part of the Comprehensive Capital Analysis and Review (CCAR) of the 34 largest U.S. bank holding companies. The capital plan includes proposed potential capital actions covering the period from July 1, 2017 through June 30, 2018. This marks the fourth year that BBVA Compass has been subject to CCAR and, in each of the periods covered, has received a no-objection response by the Federal Reserve to its capital plan. On June 22, the Federal Reserve disclosed the results of its 2017 Dodd-Frank Act Stress Test (DFAST) for the same 34 bank holding companies. Each of BBVA Compass’ projected regulatory capital ratios exceeded the applicable regulatory minimums as defined by the Federal Reserve for all the quarters included in the nine-quarter forecasting horizon beginning January 1, 2017 and ending March 31, 2019 under the hypothetical supervisory severely adverse scenario. Additional information pertaining to BBVA Compass’ CCAR and DFAST results can be found on our website at bbvacompass.com under the Investor Relations tab. Contact Details: Christina Anderson Ed Bilek External Communications Investor Relations Tel. 205 524 5214 Tel. 205 297 3331 christina.anderson@bbva.com ed.bilek@bbva.com

06.28.2017 To learn more about BBVA Compass, visit: bbvacompass.com For more news visit: bbva.com and newsroom.bbvacompass.com About BBVA Group BBVA is a customer-centric global financial services group founded in 1857. The Group is the largest financial institution in Spain and Mexico and it has leading franchises in South America and the Sunbelt Region of the United States; and it is also the leading shareholder in Garanti, Turkey’s biggest bank for market capitalization. Its diversified business is focused on high-growth markets and it relies on technology as a key sustainable competitive advantage. Corporate responsibility is at the core of its business model. BBVA fosters financial education and inclusion, and supports scientific research and culture. It operates with the highest integrity, a long-term vision and applies the best practices. More information about BBVA Group can be found at bbva.com. About BBVA Compass BBVA Compass is a Sunbelt-based financial institution that operates 657 branches, including 342 in Texas, 89 in Alabama, 63 in Arizona, 61 in California, 45 in Florida, 38 in Colorado and 19 in New Mexico. BBVA Compass ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (5th). BBVA Compass has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 5th nationally in the total number of SBA loans originated in fiscal year 2016. Additional information about BBVA Compass can be found at bbvacompass.com. For more BBVA Compass news, follow @BBVACompassNews on Twitter or visit newsroom.bbvacompass.com.

06.28.2017 Forward-Looking Statements Certain statements in this press release may contain forward-looking statements about BBVA Compass Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward- looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward- looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2017, as updated by our subsequent SEC filings.